UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 12, 2019

TOWER INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34903	27-3679414
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan	48152
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

Information regarding the Company’s results of operations for completed fiscal periods of the Company is furnished in Items 7.01 and 9.01 herein.

Item 7.01 Regulation FD Disclosure.

As previously disclosed, during the fourth quarter of 2018, the Company entered into an agreement to sell its European business operations and retain its Brazilian business operations. At December 31, 2018, the European business operations were considered held for sale in accordance with FASB ASC No. 360, Property, Plant, and Equipment, and presented as discontinued operations in the Company’s Consolidated Financial Statements, in accordance with FASB ASC No. 205, Discontinued Operations. At December 31, 2018, the Brazilian business operations were considered held and used in accordance with FASB ASC No. 360, Property, Plant, and Equipment, and no longer presented as discontinued operations in the Company’s Consolidated Financial Statements.

In the Company’s Current Report on Form 8-K furnished to the SEC on February 12, 2019, the Company’s Consolidated Statements of Operations set forth separately, for the quarter and year ended December 31, 2018 and 2017, among other things, the Company’s consolidated income from continuing operations and consolidated income / (loss) from discontinued operations, reflecting the Company’s European business operations as discontinued operations and the Company’s Brazilian business operations within continuing operations.

Exhibit 99.1 annexed hereto sets forth, for each of the quarters ended March 31, 2018, June 30, 2018, September 30, 2018, and December 31, 2018, selected consolidated statement of operations data for such periods as adjusted to present the Company’s European business operations as discontinued operations and the Company’s Brazilian business operations within continuing operations.

Exhibit 99.2 annexed hereto sets forth, for each of the quarters ended March 31, 2018, June 30, 2018, September 30, 2018, and December 31, 2018, selected consolidated statement of operations data  in tables entitled “Non-GAAP Financial Measure Reconciliations” and “Certain Items Included in Net Income.” Exhibit 99.2 annexed hereto sets forth, for each of such periods, such supplemental information as adjusted to present the Company’s European business operations as discontinued operations and the Company’s Brazilian business operations within continuing operations.

All information presented herein is consistent with the information presented in the Company’s Current Report on Form 8-K dated February 12, 2019.

This information in the annexed exhibits includes the following non-GAAP financial measures: “adjusted EBITDA” and “adjusted earnings per share”. The Company defined adjusted EBITDA as net income/(loss) before interest, taxes, depreciation, amortization, restructuring items and other adjustments described in the reconciliations provided in Exhibit 99.1. Adjusted earnings per share exclude certain income and expense items described in Exhibit 99.2. The Company used adjusted EBITDA and adjusted earnings per share as supplements to information provided in accordance with generally accepted accounting principles (“GAAP”) in evaluating the Company’s business and they are included Current Report because they are principal factors upon which the Company’s management assesses performance and in certain instances in measuring performance for compensation purposes. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are set forth in the annexed exhibits. The non-GAAP measures presented in such exhibits are not measures of performance under GAAP. These measures should not be considered as alternatives for the most directly comparable financial measures calculated in accordance with GAAP. Other companies in the Company’s industry may define these non-GAAP measures differently than the Company does and, as a result, these non-GAAP measures may not be comparable to similarly titled measures used by other companies in the Company’s industry; and certain of the Company’s non-GAAP financial measures exclude financial information that some may consider important in evaluating our performance.

The information in this report, including Exhibit 99.1 and Exhibit 99.2 hereto, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished herewith:

99.1 – Selected consolidated statement of operations data that presents the Company’s European business operations as discontinued operations and the Company’s Brazilian business operations within continuing operations.

99.2 - “Non-GAAP Financial Measure Reconciliations” and “Certain Items Included in Net Income” that presents the Company’s European business operations as discontinued operations and the Company’s Brazilian business operations within continuing operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER INTERNATIONAL, INC.

By:	/s/Gregory B. Guastella
Name:	Gregory B. Guastella
Title:	Chief Accounting Officer

Dated: February 12, 2019

EXHIBIT INDEX

99.1 – Selected consolidated statement of operations data that presents the Company’s European business operations as discontinued operations and the Company’s Brazilian business operations within continuing operations.

99.2 – “Non-GAAP Financial Measure Reconciliations” and “Certain Items Included in Net Income” that presents the Company’s European business operations as discontinued operations and the Company’s Brazilian business operations within continuing operations.